THIS ASSIGNMENT made this 30th day of April 1999



BETWEEN:
           Luna Technologies Inc., a body corporate having a place of business at #61 A Fawcett Road in the City of Coquitlam in the Province of British Columbia, Canada
                            (hereinafter called "the Assignor")


                                            And


                     Luna Technologies International, Inc.,
                        a body corporate having an office
                        at, 4714 Ballard Avenue N.W.#300,
                                 in the City of
                             Seattle, Washington USA
                            (hereinafter called "the Assignee")


WHEREAS Douglas Sinclair and Kimberly Landry, both of Coquitlam, British Columbia, ("the Inventors") did sell, assign and transfer to the Assignor their full and exclusive right, title, and interest in and to the invention described as PHOTOLUMINESCENT LIGHT EMITTER WITH ENHANCED PHOTOMETRIC BRIGHTNESS CHARACTERISTICS pursuant to an assignment in writing dated the 19th day of November 1997.


AND WHEREAS Luna Technologies International, Inc., a corporation incorporated in the State of Delaware, USA and having an office at 4714 Ballard Avenue, North West, #300 Seattle, Washington 98107-4850, USA is desirous of acquiring all of the Assignor's right, title and interest in and to the invention.


NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Luna Technologies Inc. hereby sells, assigns, and transfers to Luna Technologies International, Inc., the full and exclusive right, title and interest in and to the said invention, said patent application, and any and all patent rights and letters patent for said invention in the United States and elsewhere throughout the world, including foreign patent priority rights and the right to apply for patents in foreign countries in its name or in the name of Luna Technologies International, Inc. and further including all divisions and continuations of said application and of any foreign patent applications and all reissues and extensions of patent rights and letters patent for said invention, all to be held and enjoyed by Luna Technologies International, Inc., for its own use and benefit, for the full duration of the terms for which patent rights and letters patent may be granted in this or any foreign country, and covenants that Luna Technologies Inc. has the full right so to do, and agrees that it will communicate to Luna Technologies International, Inc., and its successors and assigns, any facts known to it respecting said invention, and have testify its Officers, Employees, Consultants and the Inventors in any legal proceeding, sign all lawful papers, execute all lawful divisional, continuation, and reissue applications, and all rightful declarations or oaths sworn by its Officers, Employees, Consultants and Inventors, and do everything lawfully possible to aid Luna

Technologies International, Inc., and its successors and assigns, to obtain and enforce proper patent protection for said invention in this or any foreign country.

IN WITNESS WHEREOF the Assignor and the Assignee have affixed their respective seals by their Officers properly authorized in that behalf at the City of Coquitlam, in the Province of British Columbia, Canada, the day and year first above written.

LUNA TECHNOLOGIES INC.
Per:

-----------------------------

LUNA TECHNOLOGIES INTERNATIONAL, INC.
Per:

------------------------------



The Inventors hereby acknowledge receiving notice of the assignment from Luna Technologies Inc. to Luna Technologies International, Inc. and hereby consent to this assignment by affixing their respective hands and seals at the City of Coquitlam in the Province of British Columbia, Canada, the 30th day of April 1999.



----------------------------------
Douglas Sinclair



----------------------------------
Kimberly Landry